EXHIBIT 99.1

1606 Corp. and EthosEnergy O&M Execute LOI for Operations and Maintenance of Lufkin Power Facility For Data Centers

PHOENIX, AZ — September 8, 2026 - 1606 Corp. (OTC: CBDW) (“1606” or the “Company”), an emerging infrastructure company focused on powered land, data centers and AI-related energy opportunities, today announced that it has executed a Letter of Intent (“LOI”) with EthosEnergy O&M (EEOM) regarding the planned operations and maintenance of the approximately 55 MW power facility in Lufkin, Texas.

A Brown and Root Industrial Services (BRIS) company, EEOM is a leading provider of third-party operations and maintenance, asset performance and assurance services supporting power generation and other energy markets and has fleet experience managing more than 200 power-generation facilities representing more than 50 GW of generating capacity, with circa 30 GW assets currently under management. Its O&M capabilities include plant mobilization, operations, maintenance, performance optimization, regulatory compliance and lifecycle reliability management, coupled with parent BRIS’ extensive industrial services capabilities.

The announcement builds on the Company’s project update last week, in which 1606 disclosed that it had engaged an experienced power-generation services provider to support the planned recommissioning and operations of the Lufkin facility. The Company can now identify that provider as EthosEnergy O&M.

Under the LOI, upon successful completion of 1606’s proposed acquisition of the Lufkin project, the Company intends to exclusively negotiate with EEOM toward a definitive Operations and Maintenance Agreement (“OMA”) under which EEOM would provide operations and maintenance services for the facility.

The parties intend to continue exchanging information and advancing discussions toward a definitive OMA as the project progresses toward financial close. The contemplated agreement is expected to build upon the detailed operations and maintenance proposal previously provided by EEOM covering key areas of the project’s mobilization and operating requirements.

“EthosEnergy O&M brings the type of power-generation experience we believe will be important as we work toward bringing the Lufkin facility into operation,” said Austen Lambrecht, CEO of 1606 Corp. “We have spent considerable time evaluating the operational requirements of the plant, and executing this LOI gives us a clear path toward having an experienced organization in place to operate and maintain the facility following a successful acquisition.”

Lambrecht continued, “This is another important piece of the Lufkin Data Center project moving into place. As we work toward closing the acquisition, we want to have the operating plan, personnel strategy and recommissioning pathway developed so that we are positioned to move efficiently following closing.”

The LOI is generally non-binding and does not obligate either party to enter into a definitive OMA. Completion of any definitive agreement remains subject to further negotiation and the successful completion of 1606’s acquisition of the Lufkin project.

About the Lufkin Project

The Lufkin project consists of an approximately 132-acre industrial campus in East Texas centered around an approximately 55 MW biomass power generation facility and existing industrial infrastructure. The facility is being acquired on an “as-is, where-is” basis, and it may require substantial recommissioning, repair, or replacement before it can return to operation.

1606 is pursuing the acquisition of the project under an existing purchase and sale agreement, as amended. The Company is evaluating the facility’s generation and electrical infrastructure for potential behind-the-meter power solutions supporting AI, high-performance computing (“HPC”), data center and other power-intensive applications.

About 1606 Corp.

1606 Corp. (OTC: CBDW) is focused on identifying and developing infrastructure opportunities at the intersection of power generation, powered real estate and artificial intelligence. The Company’s strategy includes acquiring and repositioning energy and industrial assets capable of supporting the growing power requirements of AI data centers and high-performance computing infrastructure.

Capital Structure Update

1606 Corp. is aware of shareholder interest regarding the Company’s current capital structure and potential future corporate actions. The Company evaluates its capital structure from time to time and has not determined to pursue any specific corporate action, including a reverse stock split, at this time. Any statements regarding potential future corporate actions are forward-looking and subject to the cautionary statements below. Management remains focused on advancing the Lufkin project, pursuing financing and strategic opportunities, and working to create long-term value for the Company and its shareholders.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the proposed acquisition of the Lufkin facility, the potential definitive Operations and Maintenance Agreement with EthosEnergy O&M, recommissioning, future power generation, potential data center development, and potential future corporate actions, including any change to the Company’s capital structure.

Because the Company’s common stock is considered a “penny stock,” the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to the Company, and the Company does not rely on it.

These statements are based on current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially. In particular, the LOI with EthosEnergy O&M is generally non-binding and does not obligate either party to enter into a definitive Operations and Maintenance Agreement. Completion of the Lufkin acquisition remains subject to the Company obtaining financing, which has not been secured.

There can be no assurance that the acquisition will be completed, that financing will be obtained, that a definitive Operations and Maintenance Agreement with EthosEnergy O&M will be executed, that the facility will be recommissioned, or that the Company’s plans for the Lufkin project will be successfully implemented.

Additional risks specific to the Lufkin project include the following. The facility is being acquired on an “as-is, where-is” basis, and the seller makes no representation that the equipment is currently operational; commissioning, repair, or replacement may be required following closing and could involve substantial cost and time. The purchase and sale agreement has been amended multiple times to extend the closing date, which is currently scheduled to occur no later than October 31, 2026, and there can be no assurance that closing will occur by that date, if at all. The Company has paid non-refundable earnest money and extension fees that will not be refunded to the Company or credited against the purchase price if the acquisition is not completed. In addition, the acquisition and the Company’s ability to obtain clear title are subject to the resolution of pending tax and other litigation affecting the property. There can be no assurance that any of these matters will be resolved on terms favorable to the Company, or at all.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 1606 Corp. undertakes no obligation to update forward-looking statements except as required by applicable law.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer of securities will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom.

Investor Relations

1606 Corp.

austen@1606corp.com

www.cbdw.ai

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